      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 1998
                                               REGISTRATION NO. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                         SCICLONE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

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
        CALIFORNIA                                   2834                          94-3116852
(State or other jurisdiction of           (Primary Standard Industrial           (IRS Employer
incorporation or organization)               Classification Number)           Identification No.)

                    901 MARINERS ISLAND BOULEVARD, SUITE 205
                           SAN MATEO, CALIFORNIA 94404
                                 (650) 358-3456
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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                                DONALD R. SELLERS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         SCICLONE PHARMACEUTICALS, INC.
                    901 MARINERS ISLAND BOULEVARD, SUITE 205
                           SAN MATEO, CALIFORNIA 94404
                                 (650) 358-3456
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             J. HOWARD CLOWES, ESQ.
                        Gray Cary Ware & Freidenrich LLP
                         139 Townsend Street, Suite 400
                        San Francisco, California 94107
                                 (415) 836-2500

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        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From
time to time as described in the Prospectus after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM         PROPOSED MAXIMUM            AMOUNT OF
 Title of Each Class of Securities        AMOUNT TO BE           OFFERING PRICE         AGGREGATE OFFERING        REGISTRATION FEE
         to be Registered                  REGISTERED               PER SHARE                 PRICE
----------------------------------------------------------------------------------------------------------------------------------
    Common Stock (no par value)       2,666,667 shares (1)          $3.25 (2)               $8,666,668                 $2,557
----------------------------------------------------------------------------------------------------------------------------------
    Common Stock (no par value)        150,000 shares (3)           $5.67 (4)                $850,500                   $251
----------------------------------------------------------------------------------------------------------------------------------
               TOTAL                    2,816,667 shares                                    $9,517,168                 $2,808
----------------------------------------------------------------------------------------------------------------------------------

(1) Represents the number of shares of Common Stock issuable upon conversion of all issued shares of Series C Preferred Stock as described in the Prospectus, at an assumed conversion price pursuant to the Company's agreement with the Series C Investors. Additional shares will be issuable upon exercise of warrants issued as described in the Prospectus. Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers such indeterminable additional shares as may become issuable upon conversion of shares of Series C Preferred Stock as a result of any future stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the 1933 Act and based on the average of the high and low sales prices of the Common Stock of SciClone
        Pharmaceuticals, Inc. reported on the Nasdaq National Market on May 5, 1998.

(3) Represents shares issuable upon exercise of outstanding warrants issued as described in the Prospectus. Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers such indeterminable additional shares as may become issuable as a result of any future stock splits, stock dividends or similar transactions.

(4) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(g)(1) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.


================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION DATED MAY 12, 1998

                                2,816,667 SHARES

                         SCICLONE PHARMACEUTICALS, INC.

                                  COMMON STOCK

        The 2,816,667 shares of Common Stock (the "Shares") of SciClone Pharmaceuticals, Inc., a California corporation ("SciClone" or the "Company"), offered by this Prospectus are issuable upon conversion of issued shares of Series C Preferred Stock of the Company (the "Series C Shares") and upon exercise of issued warrants to purchase Common Stock of the Company (the "Warrants"). The Series C Shares and Warrants were issued in connection with a privately placed equity financing to institutional investors, pursuant to a Preferred Stock Investment Agreement (the "Investment Agreement"). The Series C Shares are convertible into shares of the Company's Common Stock, calculated pursuant to a formula based on the average closing bid price of a share of the Company's Common Stock during any three consecutive trading days within the 22-day trading period immediately prior to conversion of the Series C Shares as set forth in the Company's Certificate of Determination Regarding the Terms of the Series C Preferred Stock (the "Certificate of Determination"). The Shares are being offered for resale by the purchasers of Series C Shares and recipients of Warrants under the Investment Agreement (the "Series C Investors") and by the holders of Warrants issued to the placement agent for such private placement (together with the Series C Investors, the "Selling Shareholders").

        The Warrants are exercisable for 150,000 shares of the Company's Common Stock at a price per share of $5.67, and may be exercised for cash or on a cashless basis based on the net appreciated value of the underlying shares. The Company has agreed to register the Shares under the Securities Act of 1933, as amended (the "Securities Act"). The Company is also obligated to use its best efforts to maintain its listing under the Nasdaq National Market and list such Shares accordingly, and in addition, take certain actions to comply with applicable state securities laws and regulations. See "Plan of Distribution."

        The Company will bear all out-of-pocket expenses incurred in connection with the registration of the Shares, including, without limitation, all registration and filing fees imposed by the Securities and Exchange Commission (the "Commission"), the National Association of Securities Dealers, Inc. (the "NASD") and blue sky laws, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of the Company's outside counsel and independent accountants, but excluding transfer or other taxes and other costs and expenses incident to the issuances of the Shares.

        The Company's Common Stock is quoted on The Nasdaq National Market under the symbol "SCLN." On May 5, 1998, the last sale price of the Company's Common Stock as reported on The Nasdaq National Market was $3.25.


                       ----------------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR INFORMATION THAT SHOULD BE
       CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OFFERED HEREBY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
            OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                       ----------------------------------


                  The date of this Prospectus is May 12, 1998.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements (if required) and other information with the Commission. The reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded on The Nasdaq National Market. Reports and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006. Such reports and other information may also be inspected without charge at a Web site maintained by the Commission. The address of the site is http://www.sec.gov.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated herein by reference:

        1. Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on April 2, 1998;

        2. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description;

        3. The definitive Proxy Statement for the Company's 1998 Annual Meeting of Shareholders filed with the Commission on April 30, 1998 pursuant to Regulation 14A.

        All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the effective date of this Registration Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Company will provide without charge to each person to whom this Registration Statement is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated by reference in this Registration Statement (other than any exhibits thereto). Requests for such documents should be directed to SciClone Pharmaceuticals, Inc. at 901 Mariners Island Boulevard, Suite 205, San Mateo, California 94404 (telephone number (650) 358-3456), Attn.:
Investor Relations.

                                   THE COMPANY

        SciClone Pharmaceuticals, Inc. ("SciClone" or the "Company") is an international biopharmaceutical company that acquires, develops, and commercializes specialist-oriented drugs for treating chronic and life-threatening diseases, including hepatitis B, hepatitis C, cancer, immune system disorders and cystic fibrosis. SciClone has two drugs in clinical development, ZADAXIN(R) (thymosin alpha 1) and CPX, and has other drug candidates in preclinical development.

        ZADAXIN, an immunomodulator (i.e., an immune system regulator), is the Company's lead drug, targeting hepatitis B, hepatitis C, cancer, vaccine enhancement and certain immune system disorders such as DiGeorge Anomaly. ZADAXIN is approved and marketed in the People's Republic of China, the Philippines and Singapore for treatment of hepatitis B, one of the most common chronic infectious diseases in the world. In the first quarter of 1998, ZADAXIN was approved in Kuwait and Peru for treatment of hepatitis B, and in Argentina for use as an influenza vaccine adjuvant. ZADAXIN is also approved in Italy for use as an influenza vaccine adjuvant. ZADAXIN has now been approved in each of the three primary regions SciClone has targeted for hepatitis B sales -- Asia, Latin America and the Middle East. Collectively, these regions represent most of the potential hepatitis B markets worldwide. The Company has filed for approval to market ZADAXIN in additional countries in Asia, Latin America and the Middle East. SciClone has worldwide marketing, development and manufacturing rights to ZADAXIN, except in Japan, where the Company's rights have been sublicensed.

        In the U.S. and Europe, the Company is planning pivotal phase 3 development of the combination of ZADAXIN plus interferon for the treatment of hepatitis C, a worldwide epidemic affecting over 170 million worldwide including ten million people in the U.S., Europe and Japan, the world's largest pharmaceutical markets. Clinical data demonstrate that the combination of ZADAXIN plus interferon could be a significant therapeutic advance in the fight against hepatitis C. Interferon, the only approved therapy to treat hepatitis C, leads to a sustained response in only 5% to 20% of patients and causes unpleasant side effects. The Company is pursuing a corporate partnering arrangement for the pivotal phase 3 development of the combination of ZADAXIN plus interferon for hepatitis C in the U.S. and Europe.* In Italy a ZADAXIN marketing application for treatment of non small-cell lung cancer is pending.

        In Japan, the world's leading market for viral hepatitis therapies, the Company has licensed exclusive development and marketing rights to ZADAXIN to Schering-Plough K.K. ("SPKK"), the Japanese subsidiary of Schering-Plough Corporation, a leading marketer of viral hepatitis therapies worldwide. In the second quarter of 1998, SPKK started a pivotal phase 3 ZADAXIN hepatitis B trial in Japan. SPKK is also developing ZADAXIN in a phase 2 hepatitis C study.

        CPX is SciClone's second drug in clinical development. CPX is an orally administered protein-repair therapy initially developed by the U.S. National Institutes of Health ("NIH") as a potential treatment for cystic fibrosis ("CF"). SciClone acquired an exclusive license to CPX from the NIH. CF is caused by mutations in the gene that encodes the cystic fibrosis transmembrane conductance regulator ("CFTR") protein. More than 70% of the CF patients have the delta F508 mutation, the most common cause of CF. In October 1997, Harvey Pollard, M.D., Ph.D, of the Uniformed Services University of the Health Sciences and formerly of the NIH, presented breakthrough new preclinical data demonstrating that CPX corrects the two key molecular defects causing CF -- impaired chloride ion transport and abnormal CFTR trafficking. These preclinical data indicate that CPX is the only drug in clinical development with the potential to correct the two key molecular defects in CF patients. The Company has obtained orphan drug status for CPX from the United States Food and Drug Administration ("FDA"). In 1997, the FDA awarded the Company a $100,000 research grant for phase 1 development of CPX. The Company completed phase 1 development of CPX in April 1998.

        The Company was incorporated in California in 1990. Its principal executive offices are located at 901 Mariners Island Boulevard, Suite 205, San Mateo, California 94404, and its telephone number is (650) 358-3456. The Company's international operating subsidiary, SciClone Pharmaceuticals International Ltd. ("SciClone International"), is incorporated in the Cayman Islands and headquartered in Hong Kong. The Company also has office locations in Singapore, Taiwan and Japan.

                                  RISK FACTORS

        An investment in the Common Stock offered hereby involves a high degree of risk and the Common Stock should not be purchased by persons who cannot afford the loss of their entire investment. Purchasers should carefully consider the following risk factors in conjunction with the other information included and incorporated by reference in this Prospectus before purchasing or otherwise acquiring the Common Stock offered hereby.

        This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and the Company has attempted to identify such statements with an asterisk ("*"). Actual results could differ materially from those projected in these forward-looking statements as a result of a variety of factors, including those set forth below and elsewhere in this Prospectus.

        DEPENDENCE ON ZADAXIN AND CPX. The Company's principal drug development efforts are currently focused primarily on ZADAXIN and CPX. Clinical trials of ZADAXIN sponsored by the Company and/or other parties are currently in progress or planned and favorable results from such trials will be necessary to gain regulatory approval in major pharmaceutical markets. Sales of ZADAXIN commenced in 1997 but are not material at this time. While ZADAXIN has been approved for commercial sale for treatment of hepatitis B in the People's Republic of China, Kuwait, Peru, the Philippines and Singapore, no assurance can be given that ZADAXIN approvals will be obtained in additional countries or for the treatment of additional indications, such as hepatitis C or cancer, in a timely fashion or at all. The Company's launch of ZADAXIN in the People's Republic of China, the Philippines and Singapore is the first commercial introduction of ZADAXIN by the Company, and no assurance can be given that commercialization of ZADAXIN will prove successful. The Company has not yet launched ZADAXIN in Argentina, Italy, Kuwait or Peru and no assurance can be given that future launch of ZADAXIN will prove successful in these countries or any additional countries. Future sales of ZADAXIN will depend on market acceptance and successful distribution. In particular, although the People's Republic of China has the highest hepatitis B prevalence rate in the world, the low average income and poorly developed distribution infrastructure present ongoing challenges to successful commercialization of ZADAXIN in that market. Because the Company currently relies on ZADAXIN as its sole source of revenue, the failure to demonstrate the drug's efficacy in future clinical trials, obtain additional marketing approvals or commercialize the drug successfully would have a material adverse effect on the Company.

        The Company may experience delays and encounter difficulties in clinical trials of CPX. In addition, there can be no assurance that any clinical trial will provide statistically significant evidence of the efficacy of CPX in treating CF. A failure to demonstrate the safety and efficacy of CPX in a CF clinical trial, obtain regulatory approval of CPX for CF or successfully commercialize CPX would have a material adverse effect on the Company.

        NO HISTORY OF SIGNIFICANT REVENUES; CONTINUING OPERATING LOSSES. The Company has only recently generated revenues from the commercialization of its lead product, ZADAXIN, and there is substantial uncertainty regarding the timing and amount of any future revenues and whether such future revenues will be material. The Company cannot predict when or if marketing approvals for CPX will be obtained or additional marketing approvals for ZADAXIN will be obtained. Even if such approvals are obtained, there can be no assurance that ZADAXIN and CPX will be commercialized successfully. The Company has experienced significant operating losses since its inception and has a substantial accumulated deficit. The Company expects its operating expenses to increase over the next several years as it expands its development, clinical testing and marketing capabilities. The Company's ability to achieve a profitable level of operations is dependent in large part on successful expansion of the market for ZADAXIN in Asia, Latin America and the Middle East, obtaining additional regulatory approvals for ZADAXIN and/or future products, entering into a corporate partnering arrangement for pivotal phase 3 development of the combination of ZADAXIN plus interferon for hepatitis C in the U.S. and Europe, entering into other agreements for product development and commercialization, where appropriate, and continuing to expand from development into successful marketing. There can be no assurance that the Company will ever achieve a profitable level of operations.

        FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING. Since inception, the Company has financed its operations primarily through sales of equity securities. The Company will need to obtain additional financing through sales of equity securities to support its long-term product development and commercialization programs. The Company believes its existing capital resources and interest on funds available are adequate to maintain its current and planned operations at least through 1998.* The Company is considering corporate partnering and other opportunities to increase its capital resources. However, the Company's future capital requirements will depend on many factors, including the level of ZADAXIN product sales, the availability of complementary products, technologies and businesses, the initiation of preclinical and clinical trials and testing, the timing and cost of regulatory approvals, patent costs, competing technological and market developments, the nature of existing and future collaborative relationships, and the Company's ability to establish development, sales, manufacturing and marketing arrangements. The Company continues to pursue corporate partnering and public and private financing alternatives. If additional funds are raised by the Company through the issuance of equity securities or securities convertible into or exercisable for equity securities, the percentage ownership of the then current shareholders of the Company will be reduced. The Company may issue a series of Preferred Stock with rights, preferences and privileges senior to those of the Company's Common Stock. There can be no assurance that such financing will be available on acceptable terms or a timely basis, if at all. The unavailability or timing of financing could prevent or delay the Company's long-term product development and commercialization programs and may require curtailment of operations of the Company.

        DEPENDENCE ON THIRD PARTIES. The Company's strategy contemplates that it will enter into various arrangements with other entities. To date, the Company has acquired rights to ZADAXIN, CPX and certain other drugs but is only actively pursuing clinical development of ZADAXIN and CPX. Failure to license or otherwise acquire rights to additional drugs would result in a shortage of products for development. In addition, the Company has licensed exclusive rights to develop and market ZADAXIN in Japan to SPKK. SPKK has a substantial commitment to alpha interferon, which is an approved therapy for hepatitis B and hepatitis C in Japan. There can be no assurance that the relationship will prove successful or that the Company will be able to negotiate additional arrangements in the future. The amount and timing of resources that collaborators devote to their activities with the Company will not be within the control of the Company and may be affected by financial difficulties or other factors affecting these third parties. There can be no assurance that such parties will perform their obligations as expected. Moreover, the Company's ability to obtain regulatory approval in one country may be delayed or adversely affected by the timing of regulatory activities and approvals in one or more other countries, particularly if the Company does not participate in the regulatory approval process in such other countries.

        FOREIGN SALES AND OPERATIONS. The Company's financial condition in the near term will be highly dependent on ZADAXIN sales in foreign jurisdictions, where sales and operations are subject to inherent risks, including difficulties and delays in obtaining pricing approvals and reimbursement, unexpected changes in regulatory requirements, tariffs and other barriers, political instability, difficulties in staffing and managing foreign operations, longer payment cycles, greater difficulty in accounts receivable collection, currency fluctuations and potential adverse tax consequences. Certain foreign countries regulate pricing of pharmaceuticals and such regulation may result in prices significantly below those that would prevail in a free market. The majority of the Company's current sales are to customers in the People's Republic of China where the Company's accounts receivable collections are typically 180 days or greater. Such collections to date have been slower than anticipated and the Company is currently monitoring the situation. If collection of outstanding accounts receivable does not continue to improve, it may become necessary to further increase the related allowances for bad debts or slow the rate of sales to this market.

        PATENTS AND PROPRIETARY RIGHTS. The U.S. and most European composition of matter patents for thymosin alpha 1 have expired. The Company will in the future have only limited composition of matter patents for thymosin alpha 1 or other products and this could adversely affect the Company's proprietary rights. However, the Company owns or has exclusive licenses for use and/or process patents or patent applications in the U.S., Europe, Japan and other jurisdictions for thymosin alpha 1, and for CPX in the U.S. and will seek to protect such products from competition through such patent protection and through other means. The Company's success is significantly dependent on its ability to obtain patent protection for its products and technologies and to preserve its trade secrets and operate without infringing on the proprietary rights of third parties. No assurance can be given that the Company's pending patent applications will result in the issuance of patents or that any patents will provide competitive advantages or will not be invalidated or circumvented by its competitors. Moreover, no assurance can be given that patents are not issued to, or patent applications have not been filed by, other companies which would have an adverse effect on the

Company's ability to use, manufacture or market its products or maintain its competitive position with respect to its products. Numerous patents and patent applications relating to thymosin alpha 1 are held under exclusive license and the breach by the Company of the terms of such license could result in the loss of the Company's rights to such patents and patent applications. Other companies obtaining patents claiming products or processes useful to the Company may bring infringement actions against the Company and such litigation is typically costly and time-consuming. As a result, the Company may be required to obtain licenses from others or not be able to use, manufacture or market its products. Such licenses may not be available on commercially reasonable terms, if at all.

        The patent positions of biotechnology firms generally are highly uncertain and involve complex legal and factual questions. No consistent policy has emerged regarding the validity and scope of claims in biotechnology patents, and courts have issued varying interpretations in the recent past, and legal standards concerning validity, scope and interpretations of claims in biotechnology patents may continue to evolve. Even issued patents may later be modified or revoked by the U.S. Patent and Trademark Office, the European Patent Office or the courts in proceedings instituted by third parties. Moreover, the issuance of a patent in one country does not assure the issuance of a patent with similar claims in another country and claim interpretation and infringement laws vary among countries, so the extent of any patent protection is uncertain and may vary in different countries.

        Pharmaceuticals are not patentable in certain countries in SciClone's ZADAXIN territory, or have only recently become patentable, and enforcement of intellectual property rights in many countries in such territory has been limited or non-existent. Future enforcement of patents and proprietary rights in many countries in SciClone's ZADAXIN territory can be expected to be problematic or unpredictable. There can be no assurance that any patents issued or licensed to the Company will provide it with competitive advantages or will not be challenged by others. No assurance can be given that holders of patents licensed to the Company will file, prosecute, extend or maintain their patents in countries where the Company has rights. Furthermore, there can be no assurance that others will not independently develop similar products or will not design around patents issued or licensed to the Company.

        GOVERNMENT REGULATION AND PRODUCT APPROVALS. The research, preclinical and clinical development, manufacturing, marketing and sales of pharmaceuticals, including ZADAXIN, CPX and the Company's other drug candidates, are subject to extensive regulation by governmental authorities. Products developed by the Company cannot be marketed commercially in any jurisdiction in which they have not been approved. The process of obtaining regulatory approvals is lengthy and requires the expenditure of substantial resources. In some countries where the Company contemplates marketing ZADAXIN, the regulatory approval process for drugs not previously approved in countries that have established clinical trial review procedures is uncertain and this uncertainty may result in delays in granting regulatory approvals. In addition, in certain countries such as Japan, the process for obtaining regulatory approval is time consuming and costly because all clinical trials and most preclinical studies must be conducted there. The Company is currently sponsoring clinical trials and pursuing regulatory approvals of ZADAXIN in a number of countries and of CPX in the U.S., but there can be no assurance that the Company will be able to complete such trials, that such trials, if completed, will fulfill regulatory approval criteria or that the Company will ultimately obtain approvals in such countries. Adverse results in the Company's development programs also could result in the placement of restrictions on the use of ZADAXIN and CPX or revocation of the approval. The marketing approval for ZADAXIN in Singapore requires a patient surveillance program to continue study of the drug's safety and efficacy. Adverse results in such program could result in the placement of restrictions on the use of ZADAXIN or revocation of the approval in Singapore. Failure to comply with the applicable U.S. or foreign regulatory requirements can, among other things, result in Warning Letters, fines, suspensions of regulatory approvals, product recalls or seizures, operating restrictions, injunctions and criminal prosecutions. Further, additional government regulation may be established or imposed which could prevent or delay regulatory approval of ZADAXIN, CPX or any future products of the Company.

        MANUFACTURING. The Company has entered into contract manufacturing and supply agreements to source ZADAXIN and CPX. The Company has experienced delays of supply of thymosin alpha 1 bulk drug in the past and could do so again in the future. To be successful, the Company's products must be manufactured in commercial quantities in compliance with regulatory requirements and at an acceptable cost. While the Company believes it has and will be able in the future to establish manufacturing relationships with experienced suppliers capable of meeting the Company's needs, there can be no assurance that the Company will establish long term manufacturing relationships with suppliers or that these suppliers will prove satisfactory. The Company currently has vialing and packaging supply agreements in effect and has a sufficient supply of finished thymosin alpha 1 for the near term and is currently negotiating a new vialing and packaging supply agreement. No assurances can be given that such new agreement will be reached. Production interruptions, if they occur, could significantly delay clinical development of potential products, reduce third party or clinical researcher interest and support of proposed clinical trials. Such interruptions could also delay commercialization of the Company's products and impair their competitive position, which would have a material adverse effect on the business and financial condition of the Company.

        MARKETING AND SALES. The Company has established distribution arrangements with local pharmaceutical distribution companies covering countries in Asia, Latin America and the Middle East. However, no assurance can be given that any such distribution arrangements will remain in place or prove successful.

        TECHNOLOGICAL CHANGE AND COMPETITION. Rapid technological development may result in the Company's products becoming obsolete before they are marketed or before the Company recovers a significant portion of the related development and commercialization expenses. Competition in the pharmaceutical field is intense and the Company expects that competition will increase. The Company's competitors include major pharmaceutical companies, biotechnology firms and universities and other research institutions, both in the U.S. and abroad, that are actively engaged in research and development of products in the therapeutic areas being pursued by the Company. Many of these companies and institutions have substantially greater financial, technical, manufacturing, marketing and human resource capabilities than the Company and extensive experience in undertaking clinical testing and obtaining regulatory approvals necessary to market drugs. Principal competitive factors in the pharmaceutical field include efficacy, safety, price and therapeutic regimen. Where comparable products are marketed by other companies price is also a competitive factor.

        UNCERTAINTY OF THIRD PARTY REIMBURSEMENT; RESOURCES OF PATIENT POPULATIONS. The Company's ability to successfully commercialize its products may depend in part on the extent to which reimbursement for the cost of such products will be available from government health administration authorities, private health insurers and other organizations. Significant uncertainty exists as to the reimbursement status of new therapeutic products and there can be no assurance that third party reimbursement will be available for therapeutic products the Company might develop. In many of the foreign countries in which the Company intends to operate, reimbursement of ZADAXIN under government or private health insurance programs will not be available. In the U.S., health care reform is an area of increasing national attention and a priority of many governmental officials. Certain reform proposals, if adopted, could impose limitations on the prices the Company will be able to charge in the U.S. for its products or the amount of reimbursement for the Company's products from governmental agencies or third party payors. In many countries where the Company has marketing rights for ZADAXIN, government resources and per capita income levels may be so low that the Company's products will be prohibitively expensive for a large percentage of the population. In such countries, there can be no assurance that the Company will be successful in marketing its products on economically favorable terms, if at all.

        DEPENDENCE ON QUALIFIED PERSONNEL AND KEY INDIVIDUALS. Because of the specialized scientific nature of the Company's business, the Company is highly dependent upon its ability to continue to attract and retain qualified management, scientific and technical personnel. There is intense competition for qualified personnel in the areas of the Company's activities, and there can be no assurance that the Company will be able to continue to attract and retain the qualified personnel necessary for the development of its business. In addition, many key responsibilities within the Company have been assigned to a relatively small number of individuals. Loss of the services of any of these individuals unless they were promptly replaced could be significantly detrimental to the Company's development. The Company does not maintain key person life insurance on the lives of any of its key personnel.

        PRODUCT LIABILITY; ABSENCE OF INSURANCE. The Company's business will expose it to potential product liability risks which are inherent in the testing, manufacturing, marketing and sale of pharmaceutical products, and there can be no assurance that product liability claims will not be asserted against the Company. Product liability insurance for the pharmaceutical industry generally is expensive to the extent that it is available at all. The Company has product liability insurance coverage for clinical trials and commercial sales. However, there can be no assurance that a product liability claim would not adversely affect the business or financial condition of the Company.

        BLANK CHECK PREFERRED STOCK. The Company recently issued shares of Series C Preferred Stock (the "Series C Shares") in a private placement with proceeds of $4,000,000 (before deducting offering expenses). The Company's Board of Directors has the authority to issue additional series of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, without any further vote or action by the Company's shareholders. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company.

        SERIES C PREFERRED STOCK. Under certain conditions, each Series C Share may convert into substantially more than one share of the Company's Common Stock. If such events were to occur, the conversion of the Series C Shares would have a dilutive effect on the common shareholders (see footnote 2 to Selling Shareholders table). In connection with the issuance of the Series C Shares, the Company will recognize a deemed dividend in the amount of $3,143,000 in the second quarter ended June 30, 1998. This amount will increase the net loss and net loss per share applicable to common shareholders and was calculated as required by the SEC.


                                 USE OF PROCEEDS

        The Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Shareholders and all proceeds will go to the Selling Shareholders to be used for their own purposes. The Company may receive cash proceeds upon the exercise of the Warrants. The Company expects to use such proceeds, if any, for working capital. The Company will not receive any proceeds from conversions of the Series C Shares.


                              SELLING SHAREHOLDERS

        The Selling Shareholders will hold shares of Common Stock which are issuable upon conversion of the Series C Shares and upon exercise of the Warrants. The table below lists the Selling Shareholders, the number of shares of Common Stock which each will own, assuming a conversion date of May 6, 1998, the number of shares of Common Stock subject to sale pursuant to this Registration Statement and the number of shares of Common Stock each would own assuming sale of all shares of Common Stock registered by this Registration Statement.(3)

                                                    Shares Beneficially         Shares Offered         Shares Beneficially
                                                     Owned Prior to the             by this                Owned After
           Selling Shareholder (1)                     Offering (3)              Prospectus(3)          the Offering (2)
-------------------------------------------         -------------------         --------------         -------------------
Halifax Fund, L.P.                                       834,105                    834,105                     --

Heracles Fund                                            333,641                    333,641                     --

Themis Partners L.P.                                     166,822                    166,822                     --

Reedland Capital Partners                                 45,000                     45,000                     --

James Burness                                              5,000                      5,000                     --

---------------------

(1) The persons named in the table have sole voting and investment power with respect to all shares of SciClone Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2) The number of shares set forth in the table represents an estimate of the number of shares of Common Stock to be offered by the Selling Shareholder and assumes the exercise of all Warrants as described in this Prospectus. Pursuant to the Company's agreement with the Selling Shareholders as set forth in the Investment Agreement, the number of shares of Common Stock registered by this Registration Statement equals the sum of the number of shares of Common Stock that would be issued had the Series C Shares been converted at a conversion price of $1.50 plus the number of shares of Common Stock issuable upon exercise of the Warrants. Assuming a conversion price of $1.50, the number of shares of Common Stock offered hereby would be as follows: Halifax Fund, L.P., 1,729,166 shares; Heracles Fund, 691,666 shares; and Themis Partners L.P., 345,835 shares. The actual number of shares of Common Stock issuable upon conversion of Series C Shares and exercise of the Warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by the Company at this time, including among other factors, the future market price of the Common Stock. The actual number of shares of Common Stock offered hereby, and included in the Registration Statement of which this Prospectus is a part, includes such additional number of shares of Common Stock as may be issued or issuable upon conversion of the Series C Shares and exercise of the Warrants by reason of the floating rate conversion price mechanism or other adjustment mechanisms described therein, or by reason of any stock split, stock dividend or similar transaction involving the Common Stock, in order to prevent dilution, in accordance with Rule 416 under the Securities Act. Pursuant to the Certificate of Determination, if the Series C Shares had been actually converted on May 6, 1998, the conversion price would have been $3.24 at which price the Series C Shares would have been converted into approximately 1,234,568 shares of Common Stock. Pursuant to the Investment Agreement and the Certificate of Determination, the Series C Shares are convertible by the Selling Shareholders only to the extent that the number of shares of Common Stock thereby issuable (but not including shares of Common Stock underlying unconverted shares of Series C Shares) would not exceed 19.99% of the Company's outstanding Common Stock as determined in accordance with Section 13(d) of the Exchange Act.

(3)     Assumes the sale of all shares offered hereby.


                              PLAN OF DISTRIBUTION

        The Selling Shareholders may, from time to time, sell all or a portion of the Shares on the NNM (or such other exchange on which the Common Stock may from time to time be trading), in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Shares may be sold by the Selling Shareholders by one or more of the following methods, without limitation: (a) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus, (c) an exchange distribution in accordance with the rules of such exchange, (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers, (e) privately negotiated transactions, (f) short sales and (g) a combination of any such methods of sale. In effecting sales, brokers and dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Shareholders (or, if any such broker-dealer acts as agent for the purchaser of such Shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Shareholders to sell a specified number of such Shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Shareholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholders. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve block transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such Shares commissions as described above. The Selling Shareholders may also sell the Shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this Prospectus.

        The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in sales of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        From time to time the Selling Shareholders may engage in short sales, short sales against the box, puts and calls and other transactions in securities of the Company or derivatives thereof, and may sell and deliver the Shares in connection therewith or in settlement of securities loans. If the Selling Shareholders engage in such transactions, the Conversion Price may be affected. From time to time the Selling Shareholders may pledge their Shares pursuant to the margin provisions of its customer agreements with its brokers. Upon a default by the Selling Shareholders, the broker may offer and sell the pledged Shares from time to time.

        The Company is required to pay certain expenses incident to the registration of the shares.

        The Selling Shareholders and any other persons participating in the sale or distribution of the Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders or any other such person. The foregoing may affect the marketability of the Shares.

        The Company has agreed to indemnify in certain circumstances the Selling Shareholders against certain liabilities, including liabilities under the Securities Act. The Selling Shareholders have agreed to indemnify in certain circumstances the Company against certain liabilities, including liabilities under the Securities Act.

        The Company has agreed to use its best efforts to keep the Registration Statement, of which this Prospectus constitutes a part, effective until the Shares may be or have been sold pursuant to Rule 144(k) of the Securities Act.

                                  LEGAL MATTERS

        The legality of the Shares is being passed upon by Gray Cary Ware & Freidenrich LLP, Palo Alto, California.


                                     EXPERTS

        The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

================================================================================


NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                                TABLE OF CONTENTS

                                                              PAGE
                                                              ----

Available Information.....................................
Incorporation of Certain Documents By Reference...........
The Company...............................................
Risk Factors..............................................
Use of Proceeds...........................................
Selling Shareholders......................................
Plan of Distribution......................................
Legal Matters.............................................
Experts...................................................


================================================================================


================================================================================







                                2,816,667 SHARES



                         SCICLONE PHARMACEUTICALS, INC.



                                  COMMON STOCK








                                   PROSPECTUS












                                  May 12, 1998




================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fees and Nasdaq filing fee.

                                                     To be Paid
                                                       By The
                                                     Registrant
                                                     ----------
SEC Registration Fee                                   $ 2,808
Nasdaq filing fee                                      $17,500
Accounting fees and expenses                           $ 7,000
Legal fees and expenses                                $15,000
Miscellaneous expenses                                 $ 2,692

           Total.......................................$45,000
                                                       =======

-------------------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        As permitted by Section 204 of the California Corporations Code (the "CCC"), the Registrant's Articles of Incorporation provide that each person who is or was or who had agreed to become a director or officer of the Registrant or who had agreed at the request of the Registrant's Board of Directors or an officer of the Registrant to serve as an employee or agent of the Registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the full extent permitted by the CCC or any other applicable laws. Such Articles of Incorporation also provide that no amendment or repeal of such Articles shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

        The Registrant's Bylaws provide that the Registrant shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate was or is a director, officer or employee of the Registrant or any predecessor of the Registrant or serves or served any other enterprise as a director, officer or employee at the request of the Registrant or an predecessor of the Registrant. The Registrant's Bylaws also provide that the Registrant may enter into one or more agreements with any person which provides for indemnification greater or different than that provided in such Articles of Incorporation.

        The Registrant has entered into indemnification agreements with its directors and certain of its officers.

        The Registrant intends to purchase and maintain insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.

        See also the undertakings set out in response to Item 17 herein.

ITEM 16. EXHIBITS.

        The following exhibits are filed with this Registration Statement:

        EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
        -----------                       ----------------------

            3.1* Certificate of Determination Regarding the Terms of the Series C Preferred Stock filed with the California Secretary of State on March 25, 1998.

            4.1* Preferred Stock Investment Agreement by and between Registrant, Halifax Fund, L.P., Heracles Fund and Themis Partners L.P. dated as of March 27, 1998.

            4.2* Registration Rights Agreement by and between Registrant, Halifax Fund, L.P., Heracles Fund and Themis Partners L.P. dated as of April 2, 1998.

            4.3*        Form of Common Stock Purchase Warrant

            5.1         Opinion of Gray Cary Ware & Freidenrich LLP.

            23.1        Consent of Ernst & Young LLP, independent auditors.

            23.2        Consent of Gray Cary Ware & Freidenrich LLP (included in
                        Exhibit 5.1).

            24.1 Power of Attorney (included in the Signature Page contained in Part II of the Registration Statement).


* Incorporated by reference from the Company's Annual Report on Form 10-K filed with the Commission on April 2, 1998.

ITEM 17. UNDERTAKINGS.

        A.      The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        D. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        E.      The undersigned Registrant hereby undertakes that:

                (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

                (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Mateo, State of California on May 11, 1998.


                                       SCICLONE PHARMACEUTICALS, INC.




                                       By:  /s/ Donald R. Sellers
                                          -------------------------------------
                                          Donald R. Sellers
                                          President and Chief Executive Officer


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald R. Sellers and Shawn K. Singh, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


           SIGNATURE                                       TITLE                                    DATE


/s/ Donald R. Sellers                   President, Chief Executive Officer and Director          May 11, 1998
-------------------------------------   (Principal Executive Officer)
Donald R. Sellers

/s/ Jere E. Goyan                       Chairman of the Board and Director                       May 11, 1998
-------------------------------------
Jere E. Goyan, Ph.D.

/s/ Diane Lee                           Director, Corporate Finance and Administration           May 11, 1998
-------------------------------------   (Principal Financial and Accounting Officer)
Diane Lee

                                        Director                                                 May __, 1998
-------------------------------------
John D. Baxter, M.D.

/s/ Edwin C. Cadman                     Director                                                 May 11, 1998
-------------------------------------
Edwin C. Cadman, M.D.

/s/ Rolf H. Henel                       Director                                                 May 11, 1998
-------------------------------------
Rolf H. Henel

                                INDEX TO EXHIBITS


        EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
        -----------                       ----------------------

            3.1* Certificate of Determination Regarding the Terms of the Series C Preferred Stock filed with the California Secretary of State on March 25, 1998.

            4.1* Preferred Stock Investment Agreement by and between Registrant, Halifax Fund, L.P., Heracles Fund and Themis Partners L.P. dated as of March 27, 1998.

            4.2* Registration Rights Agreement by and between Registrant, Halifax Fund, L.P., Heracles Fund and Themis Partners L.P. dated as of April 2, 1998.

            4.3*        Form of Common Stock Purchase Warrant

            5.1         Opinion of Gray Cary Ware & Freidenrich LLP.

            23.1        Consent of Ernst & Young LLP, independent auditors.

            23.2        Consent of Gray Cary Ware & Freidenrich LLP (included in
                        Exhibit 5.1).

            24.1 Power of Attorney (included in the Signature Page contained in Part II of the Registration Statement).

----------

* Incorporated by reference from the Company's Annual Report on Form 10-K filed with the Commission on April 2, 1998.